Exhibit 10.20

PURCHASE AND SALE AGREEMENT

BY AND AMONG

LOCATEPLUS HOLDINGS CORPORATION,
EMPLOYMENT SCREENING PROFILES, INC.
d/b/a TRUBACKGROUNDS
AND
DERRICK A. SPATORICO

September 20,2009

PURCHASE AND SALE AGREEMENT

BY AND AMONG

LOCATEPLUS HOLDINGS CORPORATION
EMPLOYMENT SCREENING PROFILES, INC.
AND
DERRICK A. SPATORICO

This is a Purchase and Sale Agreement (the "Agreement') dated as of September 20, 2009  by and between LOCATEPLUS HOLDINGS CORPORATION( the "Purchaser")  a Delaware corporation, having its principal office at 100 Cummings Center Suite 235, Beverly MA 01915,  EMPLOYMENT SCREENING PROFILES, INC., d/b/a Trubackgrounds, Inc.,    a Florida corporation, having its principal office at 4025 Tampa Rd., Suite 1206, Oldsmar, FL 34677, herein called the "Company" and its shareholder, DERRICK A. SPATORICO, ESQ. of 1 East Main Street, Rochester, NY 14614 (the "the Shareholder"). The Company and the Shareholder are herein sometimes collectively called the "Seller".

The Seller has agreed to sell and the Purchaser has agreed to buy one thousand (1,000) shares of the Common Stock, no par value, of the Company ( the “ESP Stock” ), constituting all the outstanding shares of Common Stock of the Company pursuant to the terms and conditions of this Purchase and Sale Agreement.

ARTICLE I.   ACQUISITION ; PURCHASE PRICE; ADJUSTMENTS

1.01 Acquisition.

At the Closing described below the Seller shall sell and transfer and the Purchaser shall acquire, for a consideration of one million seven hundred and fifty thousand dollars ($1,750,000), consisting of nine million (9,000,000) shares of Common Stock of the Company (the “LP Stock”) at $0.1944 per share, herein called the “Purchase Price”, all the ESP stock (the “ESP Stock”) and associated rights and business of the Company. The LP Stock and any Additional LP Stock as described below are defined herein as the “Purchase Price.”

1.02  Tax Treatment.

Each of Purchaser, Company and Shareholder shall use its best efforts to cause the Acquisition to qualify, and will not take any actions which could prevent the Acquisition from qualifying, as a reorganization under the provisions of section 368(a) of the Code.

1.03. Delivery of LP Stock and ESP Stock.

At and after the successful completion of the Closing under the Purchase Agreement the following shall occur:

(a)  The LP Stock is currently in escrow under a prior agreement (the “Prior Escrow”) which prohibits further transfer by LP. Subject to satisfactory completion of the Closing, at such time as the Prior Escrow terminates as to the LP Stock (but not later than September 1, 2010), the LP Stock shall automatically transfer to a second escrow (the “ESP Escrow”)pursuant to an escrow agreement approved at or before the Closing by both parties (the “ESP Escrow Agreement”) substantially in the form of Exhibit A. Under the ESP Escrow Agreement, the Purchaser’s rights to a further transfer of the LP Stock shall be subject to this Agreement. At and after the Closing, the Shareholder shall have and retain during the continuance of the ESP Escrow all the voting rights and rights to receive dividends possessed by the LP Stock and Purchaser represents and warrants that these rights are unencumbered by any claim of Fields and that these voting/dividend privileges are transferable to the Seller.

(b)  The ESP Stock shall be transferred into the ESP Escrow at the Closing pursuant to Instruments of Transfer substantially in the form of Exhibit B . Certificates for the ESP Stock, together with the executed Instruments of Transfer to the Purchaser shall be delivered to the Escrow Agent where they shall remain until either (i) the LP Stock has been fully delivered into the ESP Escrow and the ESP Escrow shall have terminated by the terms of the ESP Escrow Agreement and the LP Stock shall have been delivered to the Seller or (ii) the Shareholder shall have exercised his rights to terminate the ESP Escrow as provide in paragraph 2(e) below. At and after the Closing the Purchaser shall have and retain during the continuance of the ESP Escrow all the voting, control and ownership rights, including the right to receive dividends, possessed by the ESP Stock and shall incur any and all liabilities and obligations (including tax liabilities) associated with such ownership, subject to the successful termination of the ESP Escrow and delivery of the ESP Stock to the Purchaser.

(c)  During the continuance of the Escrow the Purchaser shall obtain and include the Company, its officers and Directors in directors and officers liability insurance coverage currently maintained by the Purchaser.

(d)  The Purchaser shall have the obligation in any case to deliver all the LP Stock to the Shareholder on or before September 1, 2011.

    (e)  The Shareholder shall have the right at any time after September 1, 2010 to require the Purchaser to deliver up to four million five hundred thousand (4,500,000) shares of the LP Stock.

(f)  The Shareholder shall be entitled to an escrow fee payable in cash on a quarterly basis. The escrow fee shall be calculated at rate of five percent (5.00%) per annum for the first 12 months following closing, then seven and one half percent (7.50%) per annum for months 13 through 18 inclusive and then twelve and one-half percent (12.5%) per annum thereafter (multiplied by the product of the number of\shares remaining in the Escrow Account for the benefit of the Shareholder and $0.1944). The first year's escrow fee shall be earned in full upon a successful closing.  This fee shall be payable on a quarterly basis to the Shareholder. In the event the Purchaser fails to make any payment to the Shareholder when due after not less than thirty (30) days’ notice and /or files a petition in bankruptcy voluntarily or a creditor files an involuntary petition, absent notice to the Shareholder and a written agreement is not in place at the time authorizing a deferral of the payment or authorizing the payment to be made in the form of cash and additional shares or simply additional shares, all shares of ESP shall immediately revert to the Shareholder at his sole option, and upon written notice sent by regular US mail to the Purchaser at its last known address and correspondingly, any shares of the Purchaser in the possession of the Shareholder  or in the Escrow shall be returned to the Purchaser  or otherwise canceled without further notice to the Shareholder. This return/cancellation provision shall be limited to a maximum return or cancellation or combination of the two to 9,000,000 shares. In the event of the filing of a bankruptcy petition against the Purchaser by a party or entity other than the Purchaser, the reversion referenced above shall be deemed to have occurred 1 hour prior to the bankruptcy court clerk's receipt of the petition by operation of law and without the necessity of any further notice.

ARTICLE II.  THE CLOSING

2.01 Time, Date and Place of Closing.

The Closing shall  take place at the offices of  the Purchaser, 100 Cummings Center Suite 235, Beverly MA 01915 , at 10:00 AM local time, on Tuesday September 29, 2009. The Closing may also take place  at such other  location and time on which the parties hereto shall mutually agree. The date upon which the Closing is to take place is defined as the "Closing Date". Failure to close the transactions contemplated herein on the Closing Date shall not in and of itself constitute a reason for a party to terminate this Agreement, termination being governed by Article VII, and so long as this Agreement is not so terminated, the parties hereto shall continue as set forth in this Agreement to cause the Closing to occur as soon as practicable.

2.02 Events Comprising the Closing.

The Closing, which shall be subject to the satisfaction of the conditions set forth in Sections 2.03 and 2.04 shall consist of the delivery by  the Seller of the documents to be delivered to the Escrow Agent and others pursuant to Section 2.05, the delivery by the Purchaser of the required Purchase Price  and  the documents to be delivered pursuant to Section 2.06, the delivery of any other documents provided for hereunder The Closing of any and all of the transactions hereby shall be deemed not to have occurred unless and until all transactions constituting that Closing shall have been completed and duly accepted by the parties and all such transactions shall be deemed to have taken place simultaneously.

2.03 Purchaser's Conditions of Closing.

Consummation by the Purchaser of the Closing is subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any  one or more of which may be waived by the Purchaser  in whole or in part :

(a)  The representations and warranties of the Seller contained in this Agreement or in any certificate, schedule, exhibit or other agreement delivered pursuant to the provisions of this Agreement shall be true in all material respects as of the date when made, shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of the Closing Date.

(b)  The Seller, in all material respects, shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by each of them  prior to or at the Closing Date.

(c)  The Company, in all material respects, shall be in full compliance with all the required terms and conditions of all agreements material to its business.

(d)  No material adverse change shall have taken place in the business or financial condition of the Company or either the Shareholder  between the date hereof and the Closing Date, other than changes occurring with the prior written consent of the Purchaser.

(e)  All required consents of governmental authorities and contracting or other third parties (including without limitation creditors, suppliers and  the State of  Florida to the transactions contemplated by this Agreement shall have been properly obtained and evidence thereof provided to the Purchaser insofar as is material to consummation of the purchase of the Company Assets.

(f)  There shall be no judgment, decree, injunction, ruling, order or notice of any court or governmental authority outstanding against the Seller or the Purchaser, or any claim or proceeding or threat of any such action ( "a Litigation Problem" ) which prohibits, restricts or delays, or could in the reasonable opinion of counsel for the Purchaser prohibit, restrict or delay the consummation of any of the transactions contemplated by the Agreement, provided, however that the Purchaser may in its sole discretion waive in writing prior to the Closing all or any part of this condition as to any particular Litigation Problem.

(g)  Except for the filing of any required certificate amending Certificates of Incorporation or similar documents of the Company, the Purchaser to reflect the Closing, all consents, authorizations, orders and approvals of, and filings and registrations with  any governmental authority which are required for, or in connection with the execution and delivery of this Agreement and the consummation by each party hereto of the transactions contemplated hereby shall have been obtained or made.

(h)  The execution of this Agreement and the sale and transfer of  the ESP stock shall have received any required  approval  by the holders of the outstanding shares or other equity interests of  the Company entitled to vote thereon in accordance  with the provisions of the corporation and other applicable laws of its state of incorporation and with its certificate of incorporation or similar founding document.

(i)  The Seller has delivered to the Purchaser financial statements of the Company for each of the two (2) most recently ended fiscal years, together with financial statements for the period ended June 30, 2009, receipt of which is hereby acknowledged, in form and substance acceptable to the purchaser.

2.04 Seller's Conditions of Closing.

Consummation by the Purchaser and the Seller of the Closing transactions is subject to the fulfillment prior to or at the Closing Date of each of the following conditions:

(a)  The representations and warranties of the Purchaser contained in this Agreement or in any certificate, schedule, exhibit or other agreement delivered pursuant to one or more of the provisions of this Agreement, shall be true in all material respects as of the date when made, shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of the Closing Date.

(b)  The Purchaser shall have complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

(c)  No material adverse change in the business or financial condition of the Purchaser shall have occurred between the date hereof and the Closing Date,  other than changes occurring by reason of actions taken with the prior written consent of the Seller.

(d)  All consents, authorizations, orders and approvals of, and filings and registrations with  any governmental authority which are required for,  or in connection with the execution and delivery of  this Agreement and the consummation by each party hereto of the transactions contemplated hereby shall have been  obtained or made.

(e)  The Purchaser’s Board of Directors shall at the Closing appoint the Shareholder to a position on the Board of Directors, effective as of the Closing Date, to serve until his successor shall be elected and qualify.  The next annual meeting of shareholders shall occur no later than August 1, 2010 at which time the shareholders will vote on a slate of directors.  At that meeting, the Shareholder shall have all of the privileges of share ownership including the right to vote all the LP Stock irrespective of whether or not it has remained in the ESP Escrow;

(f)  The Purchaser shall at the Closing sign (i) a twelve-month consulting services agreement with the Shareholder, substantially in the form of Consulting Agreement attached as Exhibit C providing for compensation of fifty thousand dollars ($50,000.00) payable in equal monthly installments in exchange for no more than twenty five (25) hours of work per month, cumulative from month to month and (ii) a retainer agreement whereby he may be required from time to time to provide selected legal services at an hourly rate of three hundred dollars ($300) plus expenses.

2.05  Deliveries by the Seller.

It shall be a  Purchaser's Condition of Closing that the Seller shall deliver the following at the Closing, all of which shall be satisfactory in form and  substance to the Purchaser (all documents shall be dated the Date of Closing unless otherwise specified):

(a)  To the Escrow Agent, certificates in the name of the Shareholder evidencing ownership of the ESP Stock, accompanied with a duly executed assignment of all the  ESP Stock,  by the Instruments of Transfer substantially in the form attached as  Exhibit B to this Agreement.

(b)  Executed copy of the ESP Escrow Agreement.

(c)  Evidence satisfactory to the Purchaser as to (i) the good  standing of the Company as a corporation under the laws of its jurisdiction of organization, (ii) the due authorization by the Company and its shareholders and directors of this Agreement of all such transfers and other actions taken and documents  executed by  the Seller and (iii) as to such other items of a legal nature as the Purchaser shall reasonably request to satisfy itself of the legality of the transactions contemplated by this Agreement.

(d)  Certificate signed by the Seller updating the Disclosure Schedule delivered pursuant to Article III and confirming the accuracy of all representations and warranties as of the Closing date.

(e)  Executed copy of the Consulting Agreement between the Company and Derrick Spatorico substantially in the form attached as Exhibit C to this Agreement.

(f)  Consents to the transactions contemplated hereby of the parties to all material contracts, agreements, commitments and understandings to which the Seller is  party or to which it or its assets are subject, to the extent reasonably required to consummate the purchase of the  ESP stock

(g)  Secretary's Certificate attaching true, correct and complete copies of (a) the by-laws,  operating agreements or other similar documents of the Company and (b) votes or consents of directors and shareholders required to accomplish the transactions contemplated by this Agreement  and certifying that they are in full force and  effect and were properly authorized.

(h)  Assignment by the Shareholder of all his right, title and interest in and to all software, systems, copyrights documents, records and other intellectual property associated with and/or used or required for the operation of the business of the Company, in form and substance acceptable to the Purchaser.

(i)  Such other documents, certificates and opinions as the Purchaser may reasonably request for the purpose of enabling its counsel to provide opinions under this Agreement and in order to evidence the accuracy and completeness of any of the representations, warranties  or statements of the Seller.

2.06  Deliveries by The Purchaser.

The Purchaser hereby covenants and agrees to use its best efforts to deliver or cause to be delivered the following at the Closing, subject to all the  terms and conditions of this Agreement:

(a)  A certificate dated the Date of Closing and executed by an officer of the Purchaser certifying that (i) the representations and warranties of the Purchaser contained in this Agreement or in any exhibit, schedule, certificate or other document delivered by the Purchaser pursuant to this Agreement are true and correct on and as of the Date of Closing with the same effect as though such representations and warranties had been made on and as of such date or, if not, in what respects they are not and (ii) each and all of the agreements and covenants of the Purchaser to be performed on or before the Date of Closing pursuant to the terms of this Agreement have been duly performed or, if not, in what respects they have not.

(b)  Evidence satisfactory to the Seller as to the existence of the LP Stock and the Prior Escrow.

(c)  Executed copy of the ESP Escrow Agreement.

(d)  Such other documents, certificates and opinions as the Seller may reasonably request for the purpose of enabling its counsel to provide opinions under this Agreement and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Purchaser.

2.07  Filings.

Immediately after the delivery of the items set forth in Sections 2.05 and 2.06 by the parties thereto, the any required filings shall be made with corporate and other authorities.

2.08  Return of Items.

If for any reason the Closing is not consummated after the deliveries provided for in Sections 2.05 and 2.06, all items delivered shall be returned to the party or parties delivering them.

ARTICLE  III.  SELLER'S REPRESENTATIONS AND WARRANTIES

Each of the Company and the Shareholder, jointly and severally, represents and warrants to the Purchaser as of the date hereof and as of the Closing Date, as follows, EXCEPT AS SET FORTH IN THE DISCLOSURE  SCHEDULE ATTACHED HERETO AS EXHIBIT D , AS UPDATED:

3.01 Status of the Company.

(a)  Organization.  The Company is a corporation duly organized and validly existing in good standing under the laws of Florida and has full corporate power to own or lease its properties and conduct its business as now being conducted.  True and accurate copies of (a) the articles of incorporation, as amended to date, (b) a short  form Certificate of Good Standing (listing all amendments, restatements, any articles of merger or similar action affecting the articles of incorporation) from the office of the Florida Secretary of State  and dated not more than forty five  (45) business days prior to the date of the Closing and (c) the bylaws  and any amendments thereto certified by the Secretary as being in full force and effect without modification, have been furnished to the Purchaser.  The Company is duly qualified and in good standing to transact business as a foreign corporation and has paid all taxes and other fees due in each state or jurisdiction where it does business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the business of the Company. The Company does not own, lease nor use real or personal property nor have employees or agents located in any state or jurisdiction outside Florida. The Company has no subsidiaries or affiliates or equity securities of, investments in or loans or advances to any corporation, LLC,  partnership, joint venture or other business enterprise or any agreements or commitments for such.  The minute books of the Company reflect all material actions and proceedings taken at meetings or by written consent of the shareholders or Board of Directors and any committee thereof. The stock records of the Company  accurately reflect all stock  issuances and transfers of record.

(b)  Capitalization; Ownership Interests.  All outstanding shares of capital stock of the Company are owned by Shareholder as set forth on the signature page of this Agreement. The ESP stock constitutes all the issued and outstanding capital stock of the Company, is fully paid and non-assessable and may be freely transferred by the Shareholder to the Purchaser. No warrants, subscriptions, calls or other rights or commitments to issue or acquire any capital stock or other securities of the Company  or rights or obligations of any kind convertible into securities of any kind or class of the Company are authorized, outstanding or otherwise existing. Except as described in the Disclosure Schedule there are no agreements or understandings of any kind to which the Company  is a party or by which it is bound relating to the issuance, voting, purchase, repurchase, redemption or transfer of stock or other equity interest of the Company or any other securities of any Company and no agreements or other understandings as to joint venture, profit sharing or other interests in operations or ownership. No stock or other equity interest in the Company has been issued or sold and delivered in violation of any preemptive or similar right or  in violation of any corporate, business organization or securities law.  No shareholder or equity owner or former shareholder or equity owner and no shareholder of any corporation or other entity heretofore merged or consolidated with or into the Company or its predecessors has any claim or cause of action whatsoever against it or its shareholders or equity owners arising out of or in any way connected with any occurrence or state of facts in existence prior to the date of this Agreement  and no such shareholder equity owner or former shareholder or equity owner  shall come to have any claim or cause of action whatsoever against the Company or the Seller or the Purchaser arising out of or in any way connected with any occurrence or state of facts in existence prior to the date of this Agreement.

(c)  Authorization. The execution and delivery of this Agreement and the due consummation by the Seller of the transactions contemplated by  this Agreement have been duly authorized by all necessary action on the part of the Board of Directors and shareholders of the Company in compliance with applicable law and this Agreement constitutes the valid and binding agreement  of  the Company and the Shareholder, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws from time to time in effect and to general principles of equity.  The Company and the Shareholder are duly authorized to execute this Agreement and all other agreements or documents attached as exhibits or referred to therein and to engage in and consummate all the transactions and other acts contemplated thereby. Except as described in the Disclosure Schedule, the Seller knows of no claim, law or regulatory or contract provision that would prevent or impede the due execution and delivery  of all such documents by the Seller and the completion of all such transactions and acts.

3.02  Financials

(a)  Financial Statements.  Attached as exhibits to the Disclosure Statement  are true, correct  and complete copies of a balance sheet of the Company as of December 31, 2008, plus related statements of net income for the  two (2) fiscal years then ended, together with interim financial statements through June 30, 2009 (all of which, including the Note thereto, together with the financial statements hereafter delivered  are referred to herein as the "Company Financials" ). Receipt of the Company Financials is hereby acknowledged by the Purchaser. Except as described in the Disclosure Schedule, the Company Financials are consistent in all material respects with the  books and records of the Company taken as a whole, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements and fairly present the financial position of the Company as of their respective dates and the results of operations of the Company for the periods then ended.

(b)  Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Company Financials or expressly  described in the Note thereto or in the Disclosure Schedule, and except for trade payables and similar liabilities and obligations arising in the ordinary course of business since  June 30, 2009 or which in  the aggregate do not exceed $10,000,  the Company  will  have on the Closing Date (x) no known liabilities or obligations of a type that would be required by generally accepted accounting principles to be accrued or otherwise reflected on a balance sheet (or the notes thereto) dated as of the Closing and (y) no other material liability of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, arising from any state of facts  existing  on or before the Closing Date. The Purchaser acknowledges the existence of a Note of the Company in favor of the Shareholder in the amount of one hundred and forty eight thousand dollars ($148,000).

(c)  No Liabilities as Guarantor; Warranties. Except as set forth in the Disclosure Schedule, neither of the Company nor any the Shareholder is directly or indirectly liable, by guaranty, surety or otherwise with respect to any debt, dividend or other obligation of any person, corporation, association, partnership or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.  Except as set forth in the Disclosure Schedule and except as provided by applicable law relating to the sale of goods and services, there are no outstanding warranties or guaranties upon any goods or services sold by the Company.

(d) Absence of Certain Changes. Except as set forth in the Disclosure Schedule or as contemplated by or disclosed in this Agreement, since June 30, 2009 , there has not been  any material adverse change in the financial condition, assets, liabilities or business of the Company or  the Shareholder.

(e)  Accounts Receivable.  Except as set forth on the Disclosure Schedule, any  and all accounts receivable of the Company as reflected in the Company Financials, to the extent uncollected, are valid and represent moneys due for products or services sold and delivered. The Seller knows of no reason why each of these  accounts receivable cannot be collected in the ordinary course of business without resort to legal proceedings. Neither the Seller nor the Company provides any guarantee of collectability of any such account receivable.  There are no refunds or other adjustments, except discounts given in the ordinary course of business, payable in respect of any of such accounts receivable. To the knowledge of the Seller, there are no defenses, rights of set-off, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof.

3.03 Tax Returns; Taxes.

The Company  has properly completed and filed in correct form all federal, state, municipal  and other tax and related reporting  returns of every  nature required to be filed by it ( the "Returns" ) and no extensions of time in which to file any such returns are in effect, except state and other returns with  respect to which the failure to file would not subject either of them to liability in excess of $10,000 in the aggregate.   Except as set forth in the Disclosure Schedule all amounts shown as due and payable have been paid and all accrued liabilities are properly reflected on the Financial Statements. The Company has delivered to the Purchaser true and correct copies of the Returns for the last three taxable years.   The Company has generally paid and/or satisfied on or before their respective due dates all income, sales and other taxes  (whether or not requiring the filing of returns), including all deficiency assessments, additions to tax, penalties and interest of which notice has been received, to the extent that such amounts have become due, and none of such taxes, assessments or charges is delinquent. All taxes or other assessments and levies which the Company is or was required by law to withhold or collect have been duly  withheld and collected, and have been paid over to the proper governmental authorities or are held by the Company in a depository bank account for such payment and all such withholdings and collections and all other payments due in connection therewith are duly set forth on the books of the Company.  All taxes or other assessments and levies which the Company is or was required by law to withhold or collect have been duly  withheld and collected, and have been paid over to the proper governmental authorities or are held by the Company in a depository bank account for such payment and all such withholdings and collections and all other payments due in connection therewith are duly set forth on the books of the Company.  No tax return of any Company has been audited by any federal, state or local tax authority.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return for any period with respect to any Company.

3.04   Real and Personal Property.

(a)  Ownership.  The Company  owns no real property except as set forth in the Disclosure Schedule. All of the personal property, including contract rights, patents, trademarks or names, licenses, permits and applications therefor ( the "Assets" ) reflected on the Company Financials as owned by any Company are owned free and clear by the Company and, except as clearly set forth or described in the Company Financials or in the Disclosure Schedule, none of such personal property  is subject to any material mortgage, pledge, lien, restriction, encumbrance, charge or other adverse claim.

(b)  Leases; Subleases.  The Disclosure Schedule sets forth each lease or sublease pursuant to which the Company  leases or subleases any real or personal property, either as lessor or lessee.  The Seller has delivered to the Purchaser true and correct copies of all leases and subleases required to be set forth in the Disclosure Schedule.  The Company is not in default in connection with any lease or sublease to which any of them  is a party or by which either is bound nor, so far as the Seller knows is there any basis for any claim or default in any respect under any such lease.

(c)  Documentation; Records.  The products, services and systems provided or used by the Company  and included in the Seller's Assets are  documented, and any  software includes source code,  manuals, operating system instructions and backup,  all software is written in standard language and can readily be archived, accessed (subject to password) and requirements retrieved and utilized by trained personnel without the addition of codes, keys or other encryption or security devices not transferred or provided to the Purchaser.

3.05  Patents; Trademarks; Trade Names, Licenses, Etc.

(a)  Ownership.  The Company owns patents, trademarks, service marks, trade names, service names, licenses, permits applications therefor and registrations thereof, except for the right to use its corporate name within the State of Florida.

(b)  No Violations. To the best of the Seller's knowledge, the Company has not violated  or infringed any patent, trademark, service mark, trade name, copyright, technology, know-how, process, license, permit, trade secret or other rights or other intellectual properties of any third party .

3.06  Contracts; Powers of Attorney.

(a)  Contracts.  Each written or oral contract, agreement, commitment or understanding to which the Company or any person constituting the Seller a party or to which any of their properties is subject which is material to the operation of the business or the Seller's Assets being transferred is listed in the Disclosure Schedule.  All such contracts, agreements, commitments or understandings are referred to  herein as "Contracts." Except as set forth in the Disclosure Schedule neither the Company nor  is  in default in connection with any Contracts nor, so far as any of them knows, is there any basis for any material claim or default in, any respect under any Contract; so far as any of them  knows, no other party is in material default under any of the Contracts, no act or event (other than overdue payments not more than 60 days late) has occurred which, with notice or lapse of time, or both, would constitute a default under any of the Contracts and, so far as they both know, there is no basis for such; there is no outstanding notice of cancellation or termination in connection  therewith; and to the best of the Seller's knowledge, each of the Contracts is a valid and binding obligation of the signatory, and, so far as they know, of the other parties thereto, which is in full force and effect in accordance with its terms.  To the extent requested by the Purchaser in writing before the date hereof, the Seller has furnished to the Purchaser letters or other written evidence acceptable to it from contracting parties evidencing the due compliance by the Seller with the terms and conditions of applicable contracts and that they are in full force and effect.

(b)  Powers of Attorney.  Except as set forth in the Disclosure Schedule there are no persons holding powers of attorney or similar rights from the Company or the Seller.

3.07  Insurance.

The Disclosure Schedule sets forth a complete and accurate schedule (including the type of policy, the policy number, the carrier, the limits of coverage and the expiration date) of all insurance policies held by the Company  now in force.  All such policies are in full force and effect and the premiums due thereon have been timely paid.  The Company will continue to maintain such insurance coverage in full force and effect to and including the Closing Date.

3.08.  No Misleading Statements or Omissions.

No representation or warranty by the  Seller in this Article III or in any written exhibit, statement, certificate or agreement required to be furnished  by the Seller  to the Purchaser pursuant to this Agreement intentionally contains or will contain any untrue statement of a material fact, or intentionally omits or will omit to state a material fact necessary to make the statements herein or therein not misleading.

3.09.  Litigation;  Compliance with Law.

(a)  Neither the Company nor the Shareholder  is engaged in or a party to or, to the best knowledge of either of  them, threatened with any claim, controversy, legal action, or other proceeding whether or not before any court or administrative agency and whether by a private or public party, any adverse determination of which might adversely affect it or its business and, so far as either of them  knows, there is no basis for such;

(b)  No governmental authority in the last five years has (i) charged the Company or the Shareholder with the commission of a crime or (ii) given notice to the Company or either the Shareholder that it was conducting any investigation of which the Company or either the Shareholder was the subject.

(c)  The Company and the Shareholder  has complied in all material respects with each federal, state or other statute, law, judgment, order, decree, regulation or rule of any court or governmental authority applicable to it, including without limitation all trademark, copyright, antitrust and trade regulation laws, all communications laws, and all rules and regulations promulgated under such laws. Except as set forth in the Disclosure Schedule,  the Company holds all required licenses and permits to conduct the business done and intended to be done by it.

3.10.  Absence of Restrictions and Conflicts.

The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not with the passing of time or the giving of notice or both (a) constitute a violation of, conflict with, constitute a breach of or default under or result in the creation or imposition of any security interest, lien or other encumbrance, upon any of the Assets under (i) any term or provision of the articles of incorporation or bylaws or other similar basic document of the Company  or (ii) any agreement, commitment or understanding to which the Company or either the Shareholder is a party or to which any of them or any of their properties is subject; (iii) any judgment, decree or order of any court or governmental authority or agency; or (iv) any statute, law, regulation or rule or (b) create, or cause the acceleration of  maturity of, any debt, obligation or liability of the Company or either the Shareholder.  No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or other person, corporation, firm or entity with respect to the Company or any  the Shareholder is required in connection with the execution or delivery of or the performance under this Agreement or the consummation of the transactions contemplated by this Agreement other than as set forth in the Disclosure Schedule or described elsewhere herein.

ARTICLE IV.  PURCHASER'S REPRESENTATIONS AND WARRANTIES.

The Purchaser hereby represents and warrants to the Company and the Shareholder as of the date of this Agreement and as of  the Closing Date, as follows:

4.01. Status of Purchaser.

The Purchaser is a corporation duly incorporated, organized and existing in good standing under the laws of Delaware and has the corporate power and authority to own its properties and carry on its business as contemplated by this Agreement.

4.02 Authorizations.

The Purchaser has full power and authority to enter into this Agreement, and to enter into the other transactions provided for herein, and the execution and delivery of this  Agreement and the consummation by the Purchaser of the transactions provided for herein by the Purchaser have been  duly and validly authorized by all necessary action on the part of the Purchaser in compliance with its  organizational documents and applicable law.  This Agreement constitutes the valid and binding agreement of the  Purchaser , enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws from time to time in effect and to  general principles of equity. Subject to the restrictions described above in this Agreement, the issuance and delivery of the LP Stock and the Additional LP Stock is within the corporate powers of the Purchaser and has been duly and properly authorized by proper action of the Board of Directors and officers. When issued and delivered to the Seller the LP Stock and the Additional LP Stock will be fully paid and non-assessable on the books of the Purchaser and free from any ownership claims of prior shareholders or others. The voting and other rights in the LP Stock provided to the Shareholder at the Closing by virtue of this Agreement are freely assignable to the Shareholder.

4.03  No Misleading Statements or Omissions.

No representation or warranty by the Purchaser in this Article IV or in any written exhibit, statement, certificate or agreement required to be furnished by the Purchaser pursuant to this Agreement intentionally contains or will contain any untrue statement of a material fact, or intentionally omits or will omit to state a material fact necessary to make the statements herein or therein not misleading.

ARTICLE V. SURVIVAL; INDEMNIFICATION

5.01  Survival.

All representations and warranties made by the Purchaser or the Seller in this Agreement or required by this Agreement to be made in any exhibit, schedule, certificate, instrument or agreement delivered pursuant to this Agreement, shall be made at and as of the date of  this Agreement and at and as of the Closing Date hereunder.  The representations, warranties, covenants and agreements made by the Purchaser and the Seller in this Agreement and in any exhibit, schedule, certificate, instrument or agreement delivered pursuant to this Agreement shall survive the Closing for a period of one (1) year. No investigation made by the Purchaser or the Seller or any of their representatives shall affect the enforceability of any such representations, warranties, covenants, agreements or undertakings or their survival.

5.02. Indemnification.

The Company and the Shareholder shall indemnify, defend and hold harmless  the Purchaser and their successors and assigns, from and against any and all  loss, liability, claim or  expense (including without  limitation reasonable attorneys' fees ) incurred or suffered as a result of a material breach of a representation or warranty by either of them or failure to comply  with this Agreement including all exhibits. The Purchaser shall indemnify and hold harmless  the Seller from and against all loss, liability  claim or expense( including reasonable attorneys fees ) which either of them may incur or suffer as a result of a material breach of a representation or warranty by  the Purchaser or failure by the Purchaser to comply with this Agreement including all exhibits.  The provisions of this Section 5.02 shall  survive the Closing.  For purposes of this section, a loss, liability, claim or expense shall not be deemed material except to the extent that it exceeds $15,000.  No claim for indemnity may be brought more than one (1)  year after the Closing Date.  This right of indemnity shall not be deemed exclusive of other remedies provided by law or by contract.

ARTICLE VI. OTHER AGREEMENTS

6.01 Continuing Operation of Business.

The Seller agrees that after execution of this Agreement and prior to the Closing (except upon the prior written consent of the Purchaser which will not be unreasonably withheld ) the Company will  do the following:

(a)  Carry on its business diligently and in the ordinary course.
(b)  Not incur any additional liabilities or obligations in excess of $10,000 except such liabilities or obligations as the Shareholder consider to be reasonable and necessary for the business.
(c)  Not to organize or engage in any other business or to divert any business outside the Company.
(d)  Not to increase the compensation of any employee of the Company.
(e)  Not to license, assign, sell, transfer or encumber any of the property or assets of the Company including development rights to any new products or services, other than in the ordinary course of  business.
(f)  Not to do any act, or omit to do any act, or to permit any act or omission to act, any of which will cause a breach of any contract, agreement, commitment or understanding to which the  Company is a party or by which it is bound that is likely to materially and adversely affect its business or financial condition; and
(g)  To prepare and file all required returns for taxes, and other tax reports, filings and amendments thereof, required to be filed, and to allow Purchaser to review all such returns, reports, filings, and amendments prior to the filing thereof.

6.02.   Inspection; Updated Financial Statements.

(a) Inspection. The Seller shall allow the Purchaser  and its authorized employees and representatives full access during normal business hours and prior to the Closing Date to all of the properties and records of the Company and shall at their own expense furnish to the Purchaser and its representatives such information concerning the Company  as they may reasonably request. The Purchaser and its representatives shall have the right to review and copy such records as they may deem advisable, and shall advise the Seller of those items of which copies are made.  All such investigations and copies shall be undertaken in strictest confidence and upon request the Purchaser and, if requested, each representative shall sign a confidentiality agreement before being permitted to proceed. The Seller and their representatives, and if the transactions contemplated herein are not consummated, the Purchaser and its representatives, shall treat all information obtained from the others, and not otherwise known to such party or already in the public domain, as confidential, and if the transactions contemplated herein are not consummated, each party shall return to each other party all materials and copies made of materials belonging to the other party.

(b)  Updated Financial Statements. Without limiting the foregoing, the Seller shall cause to be prepared and shall deliver to the Purchaser monthly as requested,  as soon as practicable after they have been prepared (but in no event later than fifteen days after the end of each month) unaudited monthly consolidated financial statements (including without limitation a balance sheet and statements of income and cash flow for the month and cumulative) of the Company  as prepared in the ordinary course of business, for periods ending after the date of the last Seller's Financials delivered hereunder.

6.03.  No Negotiations.

From the date hereof until the Closing or until this Agreement is terminated as provided in Article VII, the Seller shall not, and will direct the officers, directors, representatives, financial advisors and counsel of the Seller not to solicit or enter into any discussions or negotiations with, or furnish or cause to be furnished any information concerning, the Seller to any person or entity (other than the Purchaser and its representatives) in connection with any acquisition of all or any interest in the Company or product or service developed by the Company or the Seller, whether by merger, sale or purchase of equity interests, sale of all or substantially all of the assets or other takeover or  business combination involving any of them.

6.04   Good Faith Efforts; Further Assurances; Cooperation.

The parties hereto shall in good faith undertake to perform their obligations herein, to satisfy all conditions and to cause the  transactions contemplated herein to be carried out promptly in accordance with the terms hereof.  Upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by the other parties hereto in order more effectively to consummate or document the transactions contemplated by this Agreement.  The parties shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement.

6.05   Brokerage Commissions.

Each of the parties hereby agrees for the benefit of the others that, other than as stated in the Disclosure Schedule, no person, firm, corporation or other entity is entitled to any brokerage commission or finder's fee in connection with any of the transactions contemplated by this Agreement, arising out of acts by him or it or his or its employees or agents.  The Purchaser agrees to indemnify and hold harmless the Seller from and against any and all claims or demands for such commissions or fees based on any arrangement made by the Purchaser, and the Seller agrees to ~~so~~ indemnify and hold harmless the  Purchaser from and against any and all claims or demands for such commissions or fees based on any arrangement made by the Seller.

6.06  Public Announcements.

The Seller will make no press releases or other public announcements relative to the transactions contemplated by this Agreement without the prior written consent of the  Purchaser. The Purchaser will furnish to the Seller any public announcement it makes with respect to the transactions contemplated by this Agreement, prior to its release whenever practicable.

ARTICLE VII. TERMINATION AND ABANDONMENT; SPECIFIC PERFORMANCE

7.01  Termination and Abandonment.

This Agreement  may be terminated at any time prior to the Closing:

(a)  by mutual agreement of the Seller and Purchaser;

(b)  by  the Purchaser if the conditions set forth in Sections 2.03  and 2.05 shall not have been complied with or performed in any material respect and such non-compliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date; provided, however, that if such non-compliance or nonperformance can be cured or eliminated, the Purchaser shall not so  terminate unless it has given the Seller written notice that non- compliance or non-performance has occurred, specifying the nature thereof and the action required to cure, and  (ii) such non-compliance or non-performance shall not have been cured or eliminated within fifteen (15) days of receipt  of such notice;

(c)  by the Seller if the conditions set forth in sections 2.04 and 2.06 shall have not been complied with or performed in any material respect and such non-compliance or non- performance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date; provided, however, if such non - compliance or non-performance can be cured or eliminated, the Seller shall not so terminate unless and until (i) it has given the Purchaser written notice that non- compliance or non-performance has occurred, specifying the nature thereof and the action required to cure, and (ii) such non-compliance or non-performance shall not have been cured or eliminated within fifteen (15) days of receipt of such notice;

(d)  by the Purchaser or the Seller by written notice to the other, if any action or proceeding shall have been instituted before any court or other governmental body or by any public authority or any private person, firm, corporation or entity to restrain or prohibit or question the validity or legality of the transactions contemplated by this Agreement or to subject one or more of the parties to this Agreement or the directors or officers of Purchaser or the Seller to liability on the grounds that it or they have breached any  law or regulation or otherwise acted improperly in connection with such transactions, other than an action, suit or proceeding instituted by a person other than a governmental authority which, in the written opinion of counsel to the party receiving notice of termination, does not have a substantial likelihood of success; or

(e)  by the Purchaser or the Seller if the Closing has not occurred on or before the required Date of Closing or any agreed upon extension

7.02. Specific Performance and Other Remedies.

The parties hereto each acknowledge that the rights of the others to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails and refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law.  The parties each agree, therefore, that in the event that he or it violates or fails or refuses to perform any covenant or agreement made by him or it herein, the non breaching party or parties may, in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

7.03  Rights and Obligations on Termination.

(a) Redelivery.  If this Agreement is terminated and abandoned as provided herein, each party hereto will  redeliver all documents, work papers and other materials and information, including all copies and summaries thereof of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all information received by any party hereto with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; provided, however, that this paragraph shall not apply to any documents, work papers, materials, or information which are a matter of public knowledge or which have heretofore been or are hereafter published in any publication for public distribution or filed as public information with any governmental authority.

(b)  Survival. The following provisions shall survive termination of this Agreement: Sections:  Article III, Article IV, Sections 5.01,5.02,6.05,Articke VII, 8.06, 8.08.

ARTICLE VIII. MISCELLANEOUS PROVISIONS

8.01. Notices.

All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the section hereunder pursuant to which it is given, and shall be deemed given on the date delivered if delivered in person or on the third business day after it is mailed if mailed certified first class mail return receipt requested (with postage and other fees prepaid) as follows

To the Purchaser:

    LOCATEPLUS Holdings Corporation
    100 Cumming s Center, # 235M
    Beverly MA 01915
    (978) 524-8887 (fax)
    Att; Geoffrey Lee, CEO

    with a copy to:

    Geoffrey T. Chalmers, Esq.
    33 Broad Street, Suite 1100
    Boston, Ma 02109
    (617) 227-3709 (fax)

    To the Seller:

    Employment Screening Profiles, Inc.
    d/b/a Trubackgrounds, Inc.,
    4025 Tampa Rd., Suite 1206,
    Oldsmar, FL 34677
    Att; Derrick A. Spatorico, Esq.
    (585)  546-2474(fax)

    with a copy to:

    Derrick A. Spatorico, Esq.
    1 East Main Street, Suite 150
    Rochester, NY 14614

or to such other representative or at such other address as a party hereto may furnish to the other parties in writing.  If notice is given of a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or assign of such party.

8.02   Exhibits  and Schedules.

All enumerated exhibits and schedules to this Agreement, and any attachments thereto, are hereby incorporated into this Agreement and- hereby are made a part hereof as if set out in full in the first place that reference is made thereto. All exhibits, schedules, certificates, information and lists to be disclosed in writing and delivered pursuant to this Agreement shall, if not attached to this Agreement, be delivered to the appropriate party at the address indicated above, shall indicate the section hereunder pursuant to which it was delivered or mailed, and shall be signed or initialed by the party or parties or an attorney-in-fact of the party or parties delivering the same.

8.03  Time of the Essence, Computation of Time.

Time is of the essence of each and every provision of this Agreement which, by its terms, calls for performance by a specified date.  Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon Saturday, Sunday or any public or legal holiday, whether state or federal, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding regular business day.

8.04   Assignment; Successors in Interest.

No assignment or transfer by Purchaser or Seller of its rights and obligations hereunder prior to the Closing shall be made except with the prior written consent of the other party(ies).  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, descendants and permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

 8.05  Number; Gender.

Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

8.06  Controlling Law, Integration, Amendment; Waiver.

This Agreement shall be governed by and construed and enforced in accordance with the laws of Massachusetts.  This Agreement and the other agreements contemplated hereby supersede all prior negotiations, agreements and understandings between the parties with respect to the subject matter hereof, constitute the entire agreement between the parties and may not be altered or amended except in writing signed by Purchaser, the Purchaser and the Seller. The failure of any party hereto at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provision, warranty , representation, agreement or covenant contained in this Agreement or the other agreements contemplated hereby, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein or therein contained.

8.07  Expenses.

Each party hereto agrees to pay its own expenses of this Agreement and the transactions contemplated hereby.

8.08. Arbitration of Disputes.

In the event of any controversy or claim arising out of or relating to this Agreement or any act or omission of a party hereunder (a "dispute"), either party (by written notice to the other) may invoke the procedures of this section.  Promptly after such notice is given, the Shareholder and senior management of the Purchaser will meet to attempt to negotiate a settlement of all pending disputes.  If for any reason the parties have not entered into a written settlement of the dispute(s) within 30 days after the original notice, either party may give notice demanding arbitration.  Thereafter all pending disputes shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or such other rules and procedures as the parties may hereafter consent to in writing.  The arbitration shall occur in Boston, Massachusetts or such other location as is mutually acceptable to the parties.  The arbitrator (or a majority thereof, if more than one) shall be licensed to practiced law in Massachusetts and experienced in corporate and contract law, and the arbitrator(s) shall be required to decide each claim in accordance with applicable law and to set forth briefly in writing the award, the rationale of the decision, and those facts considered by the arbitrator(s) to be material to such decision.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  This agreement to arbitrate shall be enforceable under the Uniform Arbitration Act.

8.09   Counterparts.

This Agreement may be signed by each party upon a separate copy and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of each party.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.  This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

DULY EXECUTED BY the parties hereto, under seal, as of the day and year first above written.

          Purchaser:  LOCATEPLUS HOLDINGS CORPORATION

          By: _________________
                       Geoffrey Lee, CEO

          Seller:  EMPLOYMENT SCREENING PROFILES, INC.

          By: ___________________
                       Derrick A. Spatorico, President

          By:____________________
                       Derrick A. Spatorico, Individually